VOTING AGREEMENT

This Voting Agreement, dated as of February 28, 2013 (this “Agreement”), is made by and among AutoInfo Holdings, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholders and option holders (each a “Stockholder” and collectively, the “Stockholders”) of AutoInfo, Inc., a Delaware Corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, AutoInfo Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement and subject to the terms and conditions therein, Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”);

WHEREAS, in connection with the Merger and at the Effective Time, (a) each share of issued and outstanding Company Common Stock (other than shares to be canceled in accordance with Section 2.1(c) of the Merger Agreement and the Dissenting Shares) shall be converted into the right to receive from the Surviving Corporation a cash amount equal to $1.05 per share, and (b) each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation in accordance with the terms and conditions of the Merger Agreement;

WHEREAS, each Stockholder owns, beneficially or of record, and has sole voting power with respect to the outstanding shares of Company Common Stock or options to purchase Company Common Stock identified as being held by such Stockholder on Schedule 1 attached hereto (such shares of Company Common Stock, together with (a) outstanding options, warrants, other derivative securities or Equity Interests exercisable for Company Common Stock, (b) any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or any other change in the Company’s capital structure, and (c) any right , voting agreement, power, or irrevocable proxy to vote shares of Company Common Stock or any voting securities or Equity Interests of the Company issued or exchanged with respect to such shares of Company Common Stock with respect to the adoption of the Merger Agreement and in favor of the Merger, the “Covered Shares”);

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee formed by the Board of Directors of the Company for the purpose of evaluating and negotiating strategic alternatives and/or transactions for the Company, including, but not limited to, this Agreement and the Transactions contemplated herein, any Superior Proposal, any Takeover Proposal, any Company Acquisition Agreement, and/or any other similar transactions, (a) has approved and declared advisable this Agreement and the Merger Agreement and determined that the Merger Agreement is in the best interests of its stockholders, (b) has approved and declared advisable the Merger, on the terms and subject to the conditions provided for in this Agreement and the Merger Agreement, and determined that the Merger is in the best interests of its stockholders, (c) has reviewed the terms of the Merger and determined that such terms are fair and (d) has recommended adoption by its stockholders of the Merger Agreement and the Merger; and

WHEREAS, each Stockholder desires vote their respective Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) in favor of the adoption of the Merger Agreement and the Merger in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

1. Cooperation by Stockholder.

(a) Unless and until this Agreement shall be terminated pursuant to Section 4, each Stockholder agrees that, solely in such Stockholder’s capacity as a stockholder of the Company at every meeting of the stockholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder irrevocably agrees to vote all such Stockholder’s Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) which are outstanding and owned, beneficially or of record, by such Stockholder on the record date of such meeting (the “Eligible Shares”) (i) in favor of adoption of the Merger Agreement and in favor of the Merger, (ii) against (A) any proposal made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or any other transaction contemplated by the Merger Agreement, (B) any Takeover Proposal, (C) any change in the management or board of directors of the Company (other than as contemplated by the Merger Agreement), and (D) any action or agreement that the Stockholders actually knows, or reasonably expects, would result in a breach of any representation, warranty, covenant or agreement or any other obligation of the Company under the Merger Agreement or of such Stockholder under this Agreement.

(b) Unless and until this Agreement shall be terminated pursuant to Section 4, the obligations of each Stockholder specified in this Section 1 shall apply whether or not (i) the Board of Directors of the Company (or any committee thereof) shall (A) withdraw or modify its recommendation to the holders of Company Common Stock to vote in favor of the adoption of the Merger Agreement or (B) recommend any Takeover Proposal (either action described in clause (A) or (B), a “Change in Company Recommendation”), or (ii) the Company breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

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(c) Each Stockholder agrees that each of John Caple and Cecilio Rodriguez, in his capacity as an officer of Parent, shall act, and is hereby appointed, as the agent, proxy and attorney-in-fact for such Stockholder, with full power of substitution and resubstitution, solely to cause the Eligible Shares to be counted as present and to vote the Eligible Shares prior to the termination of this Agreement in accordance with Section 1(a); provided, that this proxy and power of attorney shall not be construed to permit such persons to exercise any option held by any Stockholder without such Stockholder’s prior written consent. With respect to the proxy and power of attorney granted by such Stockholder under this Section 1(c), (i) such Stockholder shall take such further action or execute such other instruments, at Parent’s sole cost and expense, as may be reasonably necessary to effectuate the intent of such proxy; (ii) such proxy and power of attorney shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder inconsistent with such proxy; (iii) such power of attorney is a durable power of attorney; and (iv) such proxy and power of attorney shall terminate upon the termination of this Agreement.

2. Agreement to Retain.

Unless and until this Agreement shall be terminated pursuant to Section 4, unless authorized in advance by Parent’s Board of Directors, each Stockholder, solely in such Stockholder’s capacity as a stockholder of the Company, agrees (a) not to sell or otherwise transfer any of the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) or any economic, voting or other direct or indirect interest therein and (b) not to grant a proxy or enter into any voting agreement concerning any of the Covered Shares (except, in each case, for the voting agreement and appointment of proxy under Section 1 and the fulfillment of all other agreements and obligations of such Stockholder hereunder).

3. Representations and Warranties.

Each Stockholder hereby represents and warrants to Parent and the Company that (a) such Stockholder has the power and authority to enter into and deliver this Agreement and perform its obligations under this Agreement; (b) this Agreement is binding on such Stockholder and enforceable in accordance with its terms, except as enforceability may be limited by the Bankruptcy and Equity Exception; (c) the execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder do not require the authorization, consent, approval, license, exemption or other action by any third party or Governmental Authority, do not violate applicable Law or conflict with or result in a breach of any of such Stockholder’s contractual obligations; (d) such Stockholder beneficially owns and has sole voting power or with respect to the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) identified as being held by such Stockholder on Schedule 1 attached hereto, such shares are free and clear of any liens, claims or encumbrances of any kind other than those arising from such Stockholder’s obligations under this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and that no proxies heretofore given in respect of any or all of the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) are irrevocable and that any such proxies have heretofore been revoked; and (e) other than the Covered Shares (including, but not limited to, any Covered Shares that such Stockholder has the right to vote due to any agreement, proxy or other similar right) that are identified as to such Stockholder on Schedule 1 attached hereto, such Stockholder does not own, beneficially or of record, any outstanding voting securities or Equity Interests of the Company.

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4. Termination of Agreement.

This Agreement shall remain in full force and effect until, and the provisions of this Agreement, including, but not limited to, Section 1, Section 2, and Section 3, shall terminate upon, the earliest to occur of any of the following: (a) the Merger Agreement, as it may be amended or modified from time to time, is terminated in accordance with its terms; (b) the Merger is consummated; (c) the parties hereto execute a written agreement to terminate this Agreement; or (d) August 27, 2013, if the Closing has not occurred by such date.

5. Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

c/o Comvest Investment Partners Holdings LLC
525 Okeechobee Boulevard, Suite 1050
West Palm Beach, Florida 33401
Attention: John Caple
Facsimile: (561) 727-2100

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
333 Avenue of the Americas, Suite 4500

Miami, Florida 33131
Attention: Frederic L. Levenson, Esq.

Facsimile: (305) 347-6500

If to the Stockholders, to:

AutoInfo, Inc.

6314 Congress Avenue, Suite 260

Boca Raton, Florida 33487

Attention: Harry Wachtel, Chief Executive Officer

Facsimile: (866) 954-7221

with a copy (which shall not constitute notice) to:

The address set forth below such Stockholder names at the signature pages attached hereto;

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and

with a copy (which shall not constitute notice) to:

Roetzel & Andress, LPA

350 East Las Olas Boulevard, Suite 1150

Fort Lauderdale, Florida 33301

Attention: Clint J. Gage, Esq.

Facsimile: (954) 462-4260

and, with a copy (which shall not constitute notice) to:

Morse Zelnick Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

Attention: Kenneth S. Rose, Esq.

Facsimile: (212) 208-6809

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 5, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

6. Entire Agreement; No Third-Party Beneficiaries.

This Agreement (including the exhibits and schedules hereto and any other documents and instruments referred to herein or contemplated hereby), constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Nothing in this Agreement shall be considered to give any person other than the parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

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7. Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

8. Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9. Headings.

All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of its provisions. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10. Counterparts.

This Agreement may be executed in two or more counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument; provided, that fax or electronically transmitted signatures of this Agreement shall be deemed to be originals. Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

11. Governing Law; Jurisdiction.

The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement. The parties hereto hereby irrevocably submit to the federal and state courts located in the State of Delaware over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 5.

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12. Amendments; Waivers.

Any amendment or modification of or to any provision of this Agreement, and any consent to any departure of any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each party hereto. Notwithstanding the foregoing sentence, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by any party entitled to the benefits thereof only by a written instrument signed by such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

13. Successors and Assigns.

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign any of its rights under this Agreement without the prior written consent of each of the other parties.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

AUTOINFO HOLDINGS, LLC

By:
Name:	John Caple
Title:	President

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IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed as of the date first above written.

Michael P. Williams

Mark Weiss

Harry Wachtel

William Wunderlich

Peter C. Einselen

Thomas C. Robertson

Mark Patterson

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Schedule 1

Name and Address of Stockholder (and controlled affiliates, if applicable)	Shares of Common Stock	Options
Harry Wachtel 726 Havana Dr. Boca Raton, FL 33487	6,186,503 (1)	500,000
William I. Wunderlich 7565 NW 125th Way Parkland, FL 33076	1,322,342 (2)	300,000
Mike Williams 386 6th Street Atlantic Beach, FL 32233	3,000	850,000
Mark K. Patterson 141 Rock Bridge Greens Blvd. Oak Ridge, TN 37830	0	550,000
Mark Weiss 12197 Quilting Lane Boca Raton, FL 33428	851,503 (3)	220,000
Peter C. Einselen 6800 A Ave. St. Augustine, FL 32080	306,431	622,500
Thomas C. Robertson 4337 Wakefield Road Richmond, VA 23235	232,431	600,000

(1)	Includes 1,258,845 shares of common stock with respect to which Mr. Wachtel has been granted voting rights pursuant to a voting proxy dated June 1, 2001.
(2)	Includes 407,342 shares of common stock with respect to which Mr. Wunderlich has granted Mr. Wachtel voting rights pursuant to a voting proxy dated June 1, 2001.
(3)	Includes 851,503 shares of common stock with respect to which Mr. Weiss has granted Mr. Wachtel voting rights pursuant to a voting proxy dated June 1, 2001.

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